UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 12, 2013

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2013, the Board of Directors of the Company (the “Board”) appointed Robert F. Doman to fill a vacancy on the Board.  Mr. Doman will serve as a Class III director of the Company.  Mr. Doman will serve on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Mr. Doman was granted 20,000 shares of the Company’s common stock, one-quarter of which shall vest each year for the next four years on the anniversary date of his appointment to the Board.

Item 9.01.	Financial Statements and Exhibits.

 On March 13, 2013, the Company issued a press release announcing the appointment of Mr. Doman to the Board.  A copy of the press release is attached as Exhibit 99.1 to this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: March 15, 2013	By: /s/ Patrick T. Mooney
Patrick T. Mooney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release issued by the Company on March 13, 2013.